Exhibit 99.2

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Dynegy Inc. (“Dynegy” or “the Company”) are included herein:

•	Unaudited Pro forma Condensed Consolidated Balance Sheet as of June 30, 2004

•	Unaudited Pro forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2004

•	Unaudited Pro forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003

•	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The above referenced unaudited pro forma condensed consolidated financial statements reflect the sales of (i) the outstanding common and preferred shares of Illinois Power Company (“Illinois Power”) owned by Illinova Corporation, a Dynegy subsidiary, and (ii) Dynegy’s 20% interest in the Joppa power generation facility (“Joppa”) to Ameren Corporation as previously announced in Dynegy’s press release dated October 1, 2004. This $2.3 billion transaction included Ameren’s assumption of $1.8 billion of Illinois Power’s debt and preferred stock, cash proceeds of $375 million and an additional $100 million of cash placed in escrow.

The unaudited pro forma condensed consolidated financial statements have been prepared by applying pro forma adjustments to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (“2003 Form 10-K”) and the unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q for the period ended June 30, 2004 (the “2004 Form 10-Q”). The unaudited pro forma condensed consolidated statements of operations reflect the sale of Illinois Power and Joppa, assuming the transactions had been consummated as of the beginning of the fiscal periods presented. The unaudited pro forma condensed consolidated balance sheet reflects the sale of Illinois Power and Joppa, assuming the transactions had been consummated as of June 30, 2004.

On September 22, 2004, the Company issued a press release and filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Prior Report”) announcing that the previously issued financial statements contained in its 2003 Form 10-K and its Quarterly Report on Form 10-Q for each of the periods ended March 31, 2004 and June 30, 2004 (the “2004 Form 10-Qs”) should not be relied upon because of errors in those financial statements and that those financial statements would be restated to reflect the necessary accounting adjustments. These restatements relate to, as discussed in further detail in the Prior Report, Dynegy’s (i) previously disclosed goodwill impairment change associated with the then pending sale of Illinois Power and (ii) deferred income tax accounts. Consequently, the attached unaudited pro forma condensed consolidated financial statements, which are derived from the Dynegy financial statements contained in the periodic reports to be amended, should also not be relied upon because of the errors described in the Prior Report. Dynegy intends to file an amendment to this Current Report on Form 8-K, concurrently with the filing of the amendments to its 2003 Form 10-K and 2004 Form 10-Qs, attaching as an exhibit unaudited pro forma condensed consolidated financial statements of Dynegy which will reflect the adjustments recorded to correct these errors and which may be relied upon. Dynegy expects to make these filings prior to filing its Quarterly Report on Form 10-Q for the period ended September 30, 2004 in November 2004.

The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based on currently available information and management believes such adjustments reasonable, factually supportable and directly attributable to the aforementioned sales of Illinois Power and Joppa. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of operating results or financial position that would have occurred had the sales of Illinois Power and Joppa been consummated on, or as of, the dates indicated, nor are they necessarily indicative of future operating results or financial position.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2004

(in millions)

	Dynegy Inc. Consolidated (a)	Less: Illinois Power (b)	Illinois Power Sale Pro Forma Adjustments		Joppa Sale Pro Forma Adjustments (h)	Dynegy Inc. Pro Forma Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$795	$—	$38	(c)	$100	$933
Accounts receivable, net of allowance for doubtful accounts	758	—	—		—	758
Accounts receivable, affiliates	18	—	—		—	18
Inventory	218	—	—		—	218
Assets from risk-management activities	887	—	—		—	887
Prepayments and other current assets	448	—	—		—	448
Assets held for sale	309	(309)	—		—	—

Total Current Assets	3,433	(309)	38		100	3,262

Property, Plant and Equipment	7,736	—	—		—	7,736
Accumulated depreciation	(1,549)	—	—		—	(1,549)

Property, Plant and Equipment, Net	6,187	—	—		—	6,187
Other Assets
Unconsolidated investments	626	—	—		(24)	602
Assets from risk-management activities	671	—	—		—	671
Goodwill	15	—	—		—	15
Other long-term assets	216	—	100	(d)	—	316
Assets held for sale	2,541	(2,541)	—		—	—

Total Assets	$13,689	$(2,850)	$138		$76	$11,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$591	$—	$18	(e)	$—	$609
Accounts payable, affiliates	77	—	—		—	77
Accrued liabilities and other current liabilities	534	—	61	(f)	1	596
Liabilities from risk-management activities	944	—	—		—	944
Notes payable and current portion of long-term debt	81	—	78	(e)	—	159
Liabilities held for sale	407	(407)	—		—	—

Total Current Liabilities	2,634	(407)	157		1	2,385

Long-term debt	4,239	—	—		—	4,239
Long-term debt to affiliates	407	—	(207	)(g)	—	200

Long-Term Debt	4,646	—	(207)		—	4,439
Other Liabilities
Liabilities from risk-management activities	762	—	—		—	762
Deferred income taxes	411	—	(14	)(f)	29	426
Other long-term liabilities	383	—	—		—	383
Liabilities held for sale	2,237	(2,237)	—		—	—

Total Liabilities	11,073	(2,644)	(64)		30	8,395

Minority Interest	120	—	—		—	120
Commitments and Contingencies
Redeemable Preferred Securities	411	(11)	—		—	400
Stockholders’ Equity
Class A Common Stock	2,856	—	—		—	2,856
Class B Common Stock	1,006	—	—		—	1,006
Additional paid-in capital	46	—	—		—	46
Subscriptions receivable	(8)	—	—		—	(8)
Accumulated other comprehensive loss, net of tax	(66)	34	—		—	(32)
Accumulated deficit	(1,681)	(229)	202		46	(1,662)
Treasury stock, at cost	(68)	—	—		—	(68)

Total Stockholders’ Equity	2,085	(195)	202		46	2,138

Total Liabilities and Stockholders’ Equity	$13,689	$(2,850)	$138		$76	$11,053

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2004

(in millions, except per share data)

	Dynegy Inc. Consolidated (a)	Less: Illinois Power (i)	Illinois Power Sale Pro Forma Adjustments (j)	Joppa Sale Pro Forma Adjustments (k)	Dynegy Inc. Pro Forma Consolidated
Revenues	$3,097	$(531)	$—	$—	$2,566
Cost of sales, exclusive of depreciation shown separately below	(2,476)	350	—	—	(2,126)
Depreciation and amortization expense	(170)	10	—	—	(160)
Impairment and other charges	(54)	28	—	—	(26)
Gain on sale of assets, net	38	14	—	—	52
General and administrative expenses	(168)	30	—	—	(138)

Operating income	267	(99)	—	—	168
Earnings from unconsolidated investments	92	—	—	—	92
Interest expense	(277)	67	14	—	(196)
Other income and expense, net	7	(1)	—	—	6
Minority interest expense	(10)	—	—	—	(10)

Income from continuing operations before income taxes	79	(33)	14	—	60
Income tax benefit	10	24	(5)	—	29

Income from continuing operations	89	(9)	9	—	89
Less: preferred stock dividends	11	—	—	—	11

Income from continuing operations applicable to common stockholders	$78	$(9)	$9	$—	$78

Basic shares outstanding	377				377
Diluted shares outstanding	503				503
Basic earnings per share from continuing operations	$0.21				$0.21
Diluted earnings per share from continuing operations	$0.18				$0.18

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(in millions, except per share data)

	Dynegy Inc. Consolidated (l)	Less: Illinois Power (m)	Illinois Power Sale Pro Forma Adjustments (n)	Joppa Sale Pro Forma Adjustments (p)	Dynegy Inc. Pro Forma Consolidated
Revenues	$5,787	$(1,119)	$—	$—	$4,668
Cost of sales, exclusive of depreciation shown separately below	(5,054)	725	—	—	(4,329)
Depreciation and amortization expense	(454)	121	—	—	(333)
Goodwill impairment	(242)	242	—	—	—
Impairment and other charges	(7)	—	—	—	(7)
Gain on sale of assets, net	29	3	—	—	32
General and administrative expenses	(366)	76	—	—	(290)

Operating loss	(307)	48	—	—	(259)
Earnings from unconsolidated investments	124	—	—	(2)	122
Interest expense	(509)	149	11	—	(349)
Other income and expense, net	25	—	—	—	25
Minority interest income	3	—	—	—	3
Accumulated distributions associated with trust preferred securities	(8)	—	—	—	(8)

Loss from continuing operations before income taxes	(672)	197	11	(2)	(466)
Income tax benefit	198	16	(4)	1	211

Loss from continuing operations	(474)	213	7	(1)	(255)
Less: preferred stock dividends (gain)	(1,013)	—	—	—	(1,013)

Income from continuing operations applicable to common stockholders	$539	$213	$7	$(1)	$758

Basic shares outstanding	374				374
Diluted shares outstanding	423				423
Basic earnings per share from continuing operations	$1.44				$2.03
Diluted earnings per share from continuing operations	$1.30				$1.82

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Amounts represent historical financial information from the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004. On September 22, 2004, the Company issued a press release and filed with the Securities and Exchange Commission a Current Report on Form 8-K announcing that the previously issued financial statements contained in its 2004 Form 10-Qs should not be relied upon because of errors in those financial statements and that those financial statements would be restated to reflect the necessary accounting adjustments. Consequently, the attached unaudited pro forma condensed consolidated financial statements, which are derived from the Dynegy financial statements contained in the periodic reports to be amended, should also not be relied upon because of the errors described in the Prior Report.

(b)	Amounts represent elimination of the assets and liabilities of Illinois Power classified as held-for-sale at June 30, 2004 to reflect the pro forma effect of the sale of Illinois Power by the Company. These amounts do not include certain assets and liabilities which will remain with Dynegy, including pension obligations and deferred taxes.

(c)	Reflects net cash proceeds from the sale of Illinois Power as follows (in millions):

Cash receipt from Ameren	$255
Repayment of ChevronTexaco junior notes	(207)
Other related costs	(10)

$38

A reconciliation of the $255 million cash receipt discussed above and the $375 million cash proceeds disclosed in Dynegy’s press release dated October 1, 2004 follows (in millions):

Cash receipt from Ameren for sale of Illinois Power	$255
Change in debt from June 30 to September 30	20
Cash receipt from Ameren for sale of Joppa	100

$375

(d)	Reflects the establishment of a long-term asset related to the $100 million of cash placed into escrow by Ameren upon close of sale. This asset is classified as long-term since the Company does not anticipate that it will receive these funds within the next twelve months.

(e)	Reflects reclassifications of intercompany balances between Dynegy and Illinois Power to third party. These amounts include $78 million related to the Tilton capital lease and $18 million of trade accounts payable.

(f)	Reflects the establishment of payables for purchase price adjustments ($43 million), transaction costs ($13 million) and taxes payable ($8 million), and the related impact on deferred tax liabilities. These payables are offset by a $3 million reduction of general and administrative accruals ($3 million) and the related impact on deferred tax liabilities.

(g)	Reflects the $207 million repayment of ChevronTexaco junior notes, based on the aggregate principal amount of junior notes outstanding as of June 30, 2004.

(h)	Reflects the sale of the Company’s 20% investment in Joppa for $100 million in proceeds, offset by $1 million of transaction costs, and the associated gain, net of taxes.

(i)	Amounts reflect elimination of historical Illinois Power financial results as disclosed in the Company’s 2004 Form 10-Q to reflect the pro forma effect of the sale of Illinois Power by the Company, as if the sale were consummated on January 1, 2004. Revenues also reflect the reclassification of intercompany revenues of $250 million to third party. Operating income also reflects the elimination of intercompany general and administrative expenses of $3 million.

DYNEGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(j)	Amounts reflect reduction of interest expense of $14 million, offset by tax expense of $5 million, calculated at the Company’s effective tax rate of 37.5%, resulting from the repayment of the ChevronTexaco junior notes utilizing net cash proceeds from the sale.

(k)	Amounts reflect elimination of the Company’s historical earnings from Joppa for the six months ended June 30, 2004 to reflect the pro forma effect of the sale of Joppa by the Company, as if the sale were consummated on January 1, 2004. Historical earnings from Joppa for the six months ended June 30, 2004 totaled less than $1 million.

(l)	Amounts represent the Company’s historical financial information from its 2003 Form 10-K. On September 22, 2004, the Company issued a press release and filed with the Securities and Exchange Commission a Current Report on Form 8-K announcing that the previously issued financial statements contained in its 2003 Form 10-K should not be relied upon because of errors in those financial statements and that those financial statements would be restated to reflect the necessary accounting adjustments. Consequently, the attached unaudited pro forma condensed consolidated financial statements, which are derived from the Dynegy financial statements contained in the periodic reports to be amended, should also not be relied upon because of the errors described in the Prior Report.

(m)	Amounts reflect elimination of historical Illinois Power financial results as disclosed in the Company’s 2003 Form 10-K for the year ended December 31, 2003 to reflect the pro forma effect of the sale of Illinois Power by the Company, as if the sale were consummated on January 1, 2003. Revenues also reflect the reclassification of intercompany revenues of $451 million to third party revenues. Operating income also reflects the elimination of intercompany general and administrative expenses of $8 million.

(n)	Amounts reflect reduction of interest expense of $11 million, offset by tax expense of $4 million, calculated at the Company’s effective tax rate of 37%, resulting from the repayment of the ChevronTexaco junior notes utilizing net cash proceeds from the sale of Illinois Power.

(p)	Amounts represent elimination of the Company’s historical earnings from Joppa for the year ended December 31, 2003 to reflect the pro forma effect of the sale of Joppa by the Company, as if the sale were consummated on January 1, 2003.